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                                                                    EXHIBIT 23.2
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              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS
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We consent to the incorporation by reference in the Registration Statement on
Form S-8 pertaining to the 1998 Cimaron Communications Corporation Stock Incentive Plan of our report dated April 21, 1998, with respect to the consolidated financial statements and schedule of Applied Micro Circuits Corporation, included in its Annual Report on Form 10-K for the fiscal year ended March 31, 1998, filed with the Securities and Exchange Commission on June 15, 1998, as amended on October 15, 1998.




                                       ERNST & YOUNG LLP


San Diego, California
March 18, 1999